FTFT

Factsheet

Future FinTech Group Inc.

NASDAQ: FTFT

Stock Highlights

*Last update: April 24, 2018

$0.49 / $2.85	40.63 M	31.02 M	1,034,516
52 Week High / Low	Market Cap	Shares Outstanding	3-Month Avg. Volume

Meet Opportunities

Future FinTech Group Inc. is incorporated in Florida and engages in fruit juice and financial technology businesses. The Company engages in the research and development of digital asset systems based on blockchain technology and also operates an incubator for application projects using blockchain technology. The Company and its subsidiaries are developing blockchain technology and cryptocurrencies for a variety of B2B and B2C real-life applications including a variety of financial businesses and the distribution, marketing and sale of consumer products. FTFT is also developing an operational online shopping mall platform utilizing blockchain technology and the shared economy.


6 Month
04/24/19
$3.00
2.50
2.00
1.75
1.50
1.25
1.00
0.75
0.50
November
December
2019
February
March
April
Volume
EDGAR Online
54.10 M
45.08
36.07
27.05
18.03
9.02
Click on the chart to view the underlying data.

Self Operated Projects

CHAIN WORLD 链世界

Chain Cloud Mall

DCON

Affiliated Projects

NRC NOVA REALM CITY

INUnion

Company Highlights

- Our team has the right relationships for startups within the blockchain and fintech field.
- Our partners are entrepreneurs and operators of blockchain projects with experience in the industry and will contribute their successful experience to our clients in multiple ways.
- Affiliated projects have R&D team dedicating in the kernel development of blockchain and artificial intelligence.
- The business will likely experience a growth spurt and meanwhile incubate promising projects of blockchain and artificial intelligence technology.

FTFT

www.ftft.top

IR Contact:

Dragon Gate Investment Partners LLC

Tel: +1(646)-801-2803

Email: ftft@dgipl.com